SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 15, 2010

SUN BANCORP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-20957	52-1382541
(State or other jurisdiction of incorporation)	(SEC File Number)	(IRS Employer Identification No.)

226 Landis Avenue, Vineland, New Jersey	08360
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(856) 691-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SUN BANCORP, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On April 15, 2010, the Board of Directors of Sun National Bank, the Registrant’s wholly-owned subsidiary (the “Bank”), entered into an agreement (“Agreement”) with the Office of the Comptroller of the Currency (“OCC”) to develop and implement a profitability and capital plan which will provide for the maintenance of adequate capital to support the Bank’s risk profile in the current economic environment.  The capital plan will also contain a dividend policy allowing dividends only if the Bank is in compliance with the capital plan, and obtains the prior non-objection of the OCC.

The Bank has also agreed to (i) adopt and implement a program to protect the Bank’s interest in criticized or classified assets; (ii) review and revise the Bank’s loan review program; (iii) adopt and implement a program for the maintenance of an adequate allowance for loan and lease losses; and (iv) revise the Bank’s credit administration policies. The Bank also agreed that its brokered deposits will not exceed 3.5% of total deposits unless approved by the OCC.

Additional regulatory restrictions require prior OCC approval before appointing or changing the responsibilities of directors and senior executive officers, entering into any employment agreement or other agreement or plan providing for the payment of a “golden parachute payment” or the making of any golden parachute payment.  Also, the Bank’s FDIC assessment will increase.  The OCC has also established individual minimum capital ratios requiring the Bank to continue to maintain Tier 1 Capital at least equal to 8.50% of adjusted total assets, to continue to maintain Tier 1 Capital at least equal to 9.50% of risk-weighted assets and to achieve, by June 30, 2010, and thereafter maintain, Total Capital at least equal to 11.50% of risk-weighted assets. At December 31, 2009, the Bank was in compliance with two of the three minimum capital ratios.  The Bank had Tier 1 Capital equal to 8.58% of adjusted total assets, Tier 1 Capital equal to 9.61% of risk-weighted assets and Total Capital equal to 10.87% of risk-weighted assets at December 31, 2009.

Thomas X. Geisel, President and Chief Executive Officer, stated “our Board of Directors and management are taking all steps necessary to ensure we have strong and fully compliant plans that address the items contained in the Agreement.  We understand that the environment and the economy are mandating enhancements to prior industry norms.   We believe we have already initiated actions and made substantial progress with many of the provisions. We are fully committed to continuing our close working relationship with the OCC.”

The Agreement will continue until terminated by the OCC.  The foregoing summary of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10 hereto, and incorporated herein by this reference.

Section 9 – Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits.

10.           Agreement by and between Sun National Bank and the Office of the Comptroller of the Currency dated April 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN BANCORP, INC.
Date: April 21, 2010	By:	/s/ Thomas X. Geisel
Thomas X. Geisel President and Chief Executive Officer (Duly Authorized Representative)

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